                                      Registration Statement No. 33-____________

                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC  20549

                                 ------------
                                 F O R M  S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                        Nobel Education Dynamics, Inc.
                        ------------------------------
              (Exact name of issuer as specified in its charter)

             Delaware                                     22-2465204
             --------                                     ----------
(State or other jurisdiction of                         (I.R.S. Employer
incorporation or organization)                          Identification No.)

                            1400 N. Providence Road
                                  Suite 3055
                               Media, PA  19063
              (Address of principal executive offices) (Zip Code)

                           1995 STOCK INCENTIVE PLAN
                           -------------------------
                           (Full title of the plan)

                                  A.J. Clegg
                        Nobel Education Dynamics, Inc.
                            1400 N. Providence Road
                                  Suite 3055
                               Media, PA  19063
                    (Name or address of agent for service)

 Telephone number, including area code, of agent for service:  (610) 891-8200
                                                               --------------

                 Please send copies of all communications to:

        Barry Swirsky, Esquire                  Robert H. Strouse, Esquire
    Nobel Education Dynamics, Inc.                Drinker Biddle & Reath
       1400 N. Providence Road               1000 Westlakes Drive, Suite 300
             Suite 3055                              Berwyn, PA  19312
          Media, PA  19063

                           [cover page is continued]

                        CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------
Title of        Amount to be    Proposed        Proposed        Amount of
securities to   registered (1)  maximum         maximum         registration
be registered                   offering        aggregate       fee (2)
                                price per       offering
                                share (2)       price (2)
-------------   --------------  ---------       ---------       ------------
Common Stock,        375,000     $11.50        $4,312,500         $1,487.07
par value
$.001 per
share
----------------------------------------------------------------------------

(1) Pursuant to Rule 415(a), this Registration Statement also registers such indeterminate number of additional shares as may become issuable under the Plan in connection with shares splits, shares dividends or similar transactions.

(2) Calculated pursuant to Rule 457(h). Computed based upon $11.50 per share, the average of the high and low prices of a share of Common Stock of Nobel Education Dynamics, Inc. on November 28, 1995 as reported on the Nasdaq SmallCap Market.

PART I - INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

        (Not required to be filed as part of the Registration Statement)

PART II - INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.         Incorporation of Documents by Reference.
                ---------------------------------------

                There are incorporated herein by reference the following documents:

        1. The Registrant's Annual Report of Form 10-K for the fiscal year ended December 31, 1994;

        2. A Current Report on form 8-K filed on February 2, 1995 (reporting the Registrant's plan to acquire Pennsylvania Blue Shield's Carefree Learning Centers and three additional centers under development by Pennsylvania Blue Shield.)

        3. The Registrant's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1995, June 30, 1995 and September 30, 1995;

        4. A Current Report on Form 8-K filed on March 27, 1995 (reporting the acquisition of Carefree Learning Centers on March 10, 1995) as amended by Forms 8-K (A) filed on May 11, 1995 and August 11, 1995;

        5. A Current Report on Form 8-K filed on June 23, 1995 (reporting the Registrant's execution of a Stock Purchase Agreement to purchase Educo, Inc. and updating disclosure regarding certain litigation);

        6. A Current Report on Form 8-K filed on September 11, 1995 (reporting the acquisition of nine child care centers from Corydon Day Care Center, Inc., the acquisition of Educo, Inc. and certain other matters on September 1, 1995) as amended by Form 8-K (A) filed on November 15, 1995;

        7. The Registrant's Reports on Form 10-C filed on September 20, 1995 and October 10, 1995; and

        8. The Form 8-A of the Registrant filed on August 30, 1988 (registering the Registrant's Common Stock and containing a description thereof).

        All other reports and other documents filed by the Registrant pursuant to Section 13, 14, or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all of the securities offered hereby have been sold or which deregisters all such securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such reports and documents.

Item 4.         Description of Securities.
                -----------------------

                Not Applicable.

Item 5.         Interests of Named Experts and Counsel.
                --------------------------------------

                The validity of the issuance of the shares of Common Stock offered hereby has been passed upon for the Registrant by Drinker Biddle & Reath. Morgan R. Jones, a director of the Registrant, is a partner of Drinker Biddle & Reath. Mr. Jones holds a record 7,227 shares of the Registrant's Common Stock.

Item 6.         Indemnification of Directors and Officers.
                -----------------------------------------

        Section 145 of the Delaware General Corporation Law, Del. Code Ann. tit. 8, sec. 145 (1991), permits indemnification of officers and directors in certain circumstances.

        Article 4, Section 4.01 of the Registrant's Bylaws provides that any person who was or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Registrant, or is or was serving while a director or officer of the Registrant at the request of the Registrant as a director, officer, employee, agent, fiduciary or other representative of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall be indemnified by the Registrant against expenses (including attorney's fees), judgements, fines, excise taxes and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding to the full extent permissible under Delaware law.

        Article 4, Section 4.04 states that the indemnification and advancement of expenses provided by Article 4 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any insurance or other agreement, vote of stockholders or disinterested directors or otherwise, both as to actions in their official capacity and as to actions in another capacity while holding an office, and shall continue as to a person who has ceased to be director or officer and shall inure the benefit of the heirs, executors and administrators of such person.

Item 7.         Exemption from Registration Claimed.
                -----------------------------------

                Not Applicable.

Item 8.         Exhibits.
                --------

Exhibit 4.1 Registrant's Certificate of Incorporation, as amended and restated (including the Certificate of Amendment of

                Certificate of Incorporation of Registrant filed
                September 28, 1995 effecting a one-for-four reverse stock split).

Exhibit 4.2 Registrant's Certificate of Designation, Preferences and Rights of Series A Convertible Preferred Stock.

Exhibit 4.3 Registrant's Certificate of Designation, Preferences and Rights of Series C Convertible Preferred Stock.

Exhibit 4.4 Registrant's Certificate of Designation, Preferences and Rights of Series D Convertible Preferred Stock.

Exhibit 4.5     Registrant's Amended and Restated By-laws, as amended.

Exhibit 4.6     The Registrant's 1995 Stock Incentive Plan.

Exhibit 5       Opinion of Drinker Biddle & Reath, counsel to the
                Registrant.

Exhibit 23.1    Consent of Coopers & Lybrand as independent accountants.

Exhibit 23.2    Consent of Drinker Biddle & Reath


Item 9.     Undertakings.
            ------------

       (a)  Rule 415 Offering

       The undersigned Registrant hereby undertakes:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in value and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" Table in the effective registration statement; and

                (iii) To include any material information which respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

                Provided, however, that paragraphs (a)(l)(i) and (a)(l)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

        (2) That, for purposes of determining liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be the initial bona fide offering thereof.

        (3) To remove from the registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b)  Filings Incorporating Subsequent Exchange Act Documents by
Reference

        The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(a) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (h) Request for Acceleration of Effective Date or Filing of a Registration Statement on Form S-8

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that is has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Media, Pennsylvania on this 28th day of November, 1995.


                                        NOBEL EDUCATION DYNAMICS, INC.


                                        By: /s/ A.J. Clegg
                                            -------------------------------
                                            A.J. Clegg
                                            Chairman of the Board of Directors
                                            and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


        Signature         Title                     Date
        ---------         -----                     ----

/s/ A. J. Clegg
---------------------
A. J. Clegg               Chairman of the Board     November 28, 1995
                          of Directors and Chief
                          Executive Officer

/s/ Yvonne DeAngelo
---------------------
Yvonne DeAngelo           Controller and            November 28, 1995
                          Principal Financial
                          Officer

/s/ Edward H. Chambers
---------------------
Edward H. Chambers        Director                  November 28, 1995

/s/ John R. Frock
---------------------
John R. Frock             Director                  November 28, 1995

/s/ Peter R. Havens
---------------------
Peter R. Havens           Director                  November 28, 1995

/s/ Morgan R. Jones
---------------------
Morgan R. Jones           Director                  November 28, 1995


---------------------
Janet L. Kats             Director                  November 28, 1995


---------------------
John H. Martinson         Director                  November 28, 1995

/s/ Eugene G. Monaco
---------------------
Eugene G. Monaco          Director                  November 28, 1995

                                 EXHIBIT INDEX
                                 -------------

Exhibit No.  Title
-----------  -----

    4.1      Registrant's Certificate of
             Incorporation, as amended and restated
             (including the Certificate of
             Amendment of Certificate of
             Incorporation of Registrant filed
             September 28, 1995 effecting a
             one-for-four reverse stock split)

    4.2      Registrant's Certificate of                Incorporated by
             Designation, Preference and Rights         reference from
             of Series A Convertible Preferred          the Registrant's
             Stock.                                     Current Report
                                                        on Form 8-K as filed
                                                        with the Commission
                                                        on June 14, 1993

    4.3      Registrant's Certificate of                Incorporated by
             Designation, Preferences and Rights        reference from the
             of Series C Convertible Preferred          Registrant's Quarterly
             Stock.                                     Report on Form 10-Q
                                                        for the fiscal quarter
                                                        ended June 30, 1994

    4.4      Registrant's Certificate of                Incorporated by
             Designation, Preferences and Rights        reference from
             of Series D Convertible Preferred          the Registrant's
             Stock.                                     Current Report
                                                        on Form 8-K as filed
                                                        with the Commission
                                                        on September 11, 1995

    4.5      Registrant's Amended and Restated          Incorporated by
             By-laws                                    reference from
                                                        Registrant's Annual
                                                        Report on Form 10-K
                                                        for the year ended
                                                        December 31, 1990.

    4.6      Registrant's 1995 Stock Incentive Plan

    5        Opinion of Drinker Biddle & Reath,
             counsel to the Registrant.

   23.1      Consent of Coopers & Lybrand,
             independent accountants.

   23.2      Consent of Drinker Biddle & Reath (/1/).

--------

(/1/)  Included in Exhibit 5.